UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2007
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	0-3683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on July 17, 2007, the Board of Directors of Trustmark Corporation (the “Corporation”) adopted amended and restated bylaws (the “Bylaws”) for the Corporation, effective July 17, 2007.  Below is a brief description of the substantive amendments that were made to the Bylaws.  This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Board of Directors’ Meetings.  Paragraph 5 of Article III was amended to provide that regular meetings of the Board of Directors shall be held on the fourth, rather than the third, Tuesday of January, April, July and October of each year.

Ability to Issue Uncertificated Shares.   Recent rule changes promulgated by the Nasdaq Stock Market LLC require Nasdaq-listed companies to be eligible for a direct registration system (“DRS”) by January 1, 2008.  DRS refers to a system by which shares may be held in book entry form without a certificate.  In order to ensure that the Corporation’s securities are DRS-eligible, certain changes to the Bylaws have been made and are reflected in Article V, in Paragraph 1 through Paragraph 6, inclusive.  As amended and restated, the Bylaws permit the Corporation to issue certificated or uncertificated shares.  Previously, the Corporation’s Bylaws provided for certificated shares only.

Ability to Provide Notice by Electronic Methods.  Paragraph 4 of Article II was amended to add a section expressly permitting the Corporation to provide notice to stockholders by electronic transmission when the stockholder to whom the notice is given consents to such electronic transmission.  Previously, the Corporation’s Bylaws did not provide for electronic notice to stockholders.

Certain additional clerical and nonsubstantive amendments were also made to various provisions of the Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is filed as part of this report:

Exhibit No.	Description
3.2	Bylaws of Trustmark Corporation (as amended and restated July 17, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	July 18, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of Trustmark Corporation (as amended and restated July 17, 2007).